         _____________________________________________________________

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                          ___________________________

                                   FORM T-l

                           STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF
                  A CORPORATION DESIGNATED TO ACT AS TRUSTEE
                          ___________________________

         CHASE MANHATTAN BANK AND TRUST COMPANY, NATIONAL ASSOCIATION
              (Exact name of trustee as specified in its charter)

CALIFORNIA                                             94-2926573
(State of incorporation                                (I.R.S. employer
if not a national bank)                                identification No.)

101 California Street, Suite #2725
San Francisco, California                              94111
(Address of principal executive offices)               (Zip Code)


                          ___________________________
                       IMPERIAL CREDIT INDUSTRIES, INC.
              (Exact name of obligor as specified in its charter)

CALIFORNIA                                             95-40544791
(State or other jurisdiction of                        (I.R.S. employer
incorporation or organization)                         identification No.)

23550 Hawthorne Boulevard, Building 1, Suite 110
Torrance, California                                   90505
(Address of principal executive offices)               (Zip Code)

                          ___________________________
                       12% Senior Secured Notes due 2005
                      (Title of the indenture securities)
                      __________________________________

                                    GENERAL

Item 1.      General Information.

             Furnish the following information as to the trustee:

        (a) Name and address of each examining or supervising authority to which it is subject.

             Comptroller of the Currency, Washington, D.C.
             Board of Governors of the Federal Reserve System, Washington, D.C.

        (b)  Whether it is authorized to exercise corporate trust powers.

             Yes.

Item 2.      Affiliations with the Obligor.

        If the obligor is an affiliate of the trustee, describe each such affiliation.

        None.

Item 4.      Trusteeships under Other Indentures

        a) Title of the securities outstanding under each such other indenture.

             $ 20,174,000 9 3/4% Senior Notes due January 15, 2004 issued under Indenture dated as of January 31, 1994.

             $200,000,000 9 7/8% Series B Senior Notes due 2007 issued under Indenture dated as of January 23, 1997.

             $70,000,000 Remarketed Redeemable Par Securities, Series B (ROPES) issued under Indenture dated as of June 9, 1997.

        b) A brief statement of the facts relied upon as a basis for the claim that no conflicting interest within the meaning of Section 310 (b)(1) of the Act arises as a result of the trusteeship under any such other indenture, including a statement as to how the indenture securities will rank as compared with the securities issued under such other indenture.

             The Trustee is not deemed to have a conflicting interest within the meaning of Section 310 (b)(1) of the Act because the indenture securities referenced in (a) above (the "Prior Securities") are not in default and rank equally.

Item 16.          List of Exhibits

        List below all exhibits filed as a part of this Statement of Eligibility.

          1.   Articles of Association of the Trustee as now in effect (see
Exhibit 1 to Form T-1 filed in connection with Registration Statement No. 333-41329, which is incorporated by reference).

          2. A copy of the Certificate of Authority of the Trustee to Commence Business (See Exhibit 2 to Form T-1 filed in connection with Registration Statement No. 333-41329, which is incorporated by reference).

          3. Authorization to exercise corporate trust powers (Contained in Exhibit 2).

          4. A copy of the existing By-Laws of the Trustee (see Exhibit 4 to Form T-1 filed in connection with Registration Statement No. 333-41329, which is incorporated by reference).

          5.   Not applicable.

          6. The consent of the Trustee required by Section 21(b) of the Act (See Exhibit 6 to Form T-1 filed in connection with Registration Statement No. 333-41329, which is incorporated by reference).

          7. A copy of the latest report of condition of the Trustee, published pursuant to law or the requirements of its supervising or examining authority.

          8.   Not applicable.

          9.   Not applicable.


                                   SIGNATURE

          Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, Chase Manhattan Bank and Trust Company, National Association, a corporation organized and existing under the laws of the State of California, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of San Francisco and State of California, on the 10th day of May, 2001.

                                        CHASE MANHATTAN BANK AND TRUST COMPANY,
                                        NATIONAL ASSOCIATION



                                        By  /s/ Hans H Helley
                                           -------------------------------------
                                            HANS H HELLEY
                                            Vice President

Exhibit 7.   Report of Condition of the Trustee.
--------------------------------------------------------------------------------


Consolidated Report of Condition of Chase Manhattan Bank and Trust Company, N.A.
                                    --------------------------------------------
                                        (Legal Title)

Located at 1800 Century Park East, Ste. 400  Los Angeles,   CA        90067
           ---------------------------------------------------------------------
               (Street)                        (City)      (State)    (Zip)

as of close of business on March 31, 2001
                           ------------------

ASSETS DOLLAR AMOUNTS IN THOUSANDS
1.     Cash and balances due from depository institutions (from Schedule RC-A):
            a.  Noninterest-bearing balances and currency and coin (1)                 2,438
            b.  Interest bearing balances (2)                                              0
2.     Securities:
            a.  Held-to-maturity securities (from Schedule RC-B, column A)                 0
            b.  Available-for-sale securities (from Schedule RC-B, column D)             671
3.     Federal Funds sold and securities purchased agreements to resell               60,850
4.     Loans and lease financing receivables (from Schedule RC-C):
            a.  Loans and leases held for sale                                             0
            b.  Loans and leases, net of unearned income                                 471
            c.  LESS: Allowance for loan and lease losses                                  0
            d.  Loans and leases, net of unearned income and allowance (item
                  4.b minus 4.c)                                                         471
5.     Trading assets (from Schedule RC-D)                                               N/A
6.     Premises and fixed assets (including capitalized leases)                          217
7.     Other real estate owned (from Schedule RC-M)                                        0
8.     Investments in unconsolidated subsidiaries and associated companies
       (from Schedule RC-M)                                                                0
9.     Customers' liability to this bank on acceptances outstanding                        0
10.    Intangible assets
            a.  Goodwill                                                                  21
            b.  Other intangible assets (from Schedule RC-M)                             560
11.    Other assets (from Schedule RC-F)                                               2,460
12.    TOTAL ASSETS (sum of items 1 through 11)                                       67,688

_____________
(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held for trading.

LIABILITIES
13.    Deposits:
            a.  In domestic offices (sum of totals of columns A and C from
                    Schedule RC-E)                                                    33,383
                    (1)  Noninterest-bearing (1)                            10,919
                    (2)  Interest-bearing                                   22,464
            b.  In foreign offices, Edge and Agreement subsidiaries, and IBF'
                    (1)  Noninterest-bearing                                             N/A
                    (2)  Interest-bearing                                                N/A
14.    Federal funds purchased and securities sold under agreements to repurchase          0
15.    Trading liabilities (from Schedule RC-D)                                            0
16.    Other borrowed money (includes mortgage indebtedness and obligations
       under capitalized leases) (from Schedule RC-M):                                     0
17.    Not applicable
18.    Bank's liability on acceptances executed and outstanding                            0
19.    Subordinated notes and debentures (2)                                               0
20.    Other liabilities (from Schedule RC-G)                                          6,303
21.    Total liabilities (sum of items 13 through 20)                                 39,686
22.    Minority interest in consolidated subsidiaries                                      0

EQUITY CAPITAL

23.    Perpetual preferred stock and related surplus                                       0
24.    Common stock                                                                      600
25.    Surplus (exclude all surplus related to preferred stock)                       13,169
26.    a.  Retained earnings                                                          14,233
       b.  Accumulated other comprehensive income (3)                                      0
27.    Other equity capital components (4)                                                 0
28.    Total equity capital (sum of items 23 through 27)                              28,002
29.    Total liabilities, minority interest, and equity capital
       (sum of items 21, 22, and 28)                                                  67,688

Memorandum
       To be reported with the March Report of Condition.
       1.   Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank
            by independent external auditors as of any date during 2000                    2

___________
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.
(2)  Includes limited-life preferred stock and related surplus.
(3) Includes net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, and minimum pension liability adjustments.
(4)  Includes treasury stock and unearned Employee Stock Ownership Plan shares.